Exhibit 23.3


                       Consent of Independent Accountants


         We consent to the incorporation by reference in the registration statement of Komag, Incorporated on Form S-3 of our report dated January 22, 1999 on our audits of the consolidated financial statements of Asahi Komag Co., Ltd. and its subsidiary as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K of Komag, Incorporated for the year ended January 3, 1999.


                                        /s/ Chuo Audit Corporation

Tokyo, Japan

December 16, 1999

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